Exhibit 99.1

Oil-Dri Announces Record Sales for Second Quarter

and First Six-Months of Fiscal 2014

CHICAGO—(March 11, 2014)—Oil-Dri Corporation of America (NYSE: ODC) today announced net sales of $69,305,000 for the second quarter ended January 31, 2014, a 13% increase compared with net sales of $61,122,000 in the same quarter one year ago. Net income for the second quarter was $4,281,000, or $0.60 per diluted share, up 94% from net income of $2,146,000, or $0.31 per diluted share, for the same quarter of fiscal 2013.

Net sales for the six-month period were $132,851,000, an 8% increase compared with net sales of $122,539,000 in the same period one year ago. Net income for the six-month period was $7,168,000, or $1.01 per diluted share, up 7% from net income of $6,598,000, or $0.94 per diluted share, in the same period of fiscal 2013.

Net income was up in both periods due to increased sales and decreased selling, general and administrative expenses, including advertising. Net income was adversely impacted by increased costs, predominately the rising cost of natural gas. Compared to fiscal 2013, the cost of natural gas used increased 28% in the quarter and 33% for the first six months.

Business Review

President and Chief Executive Officer Daniel S. Jaffee said, “We are pleased to report record sales results for the quarter and six-month period. Strong growth occurred in many of our market areas. For example, demand increased for our Pure-Flo bleaching earth and Calibrin animal health products. This demand is consistent with the continued global growth of vegetable oils and fats as well as livestock consumption.

“Additionally, sales of Cat’s Pride Fresh & Light grew 60% in the second quarter versus the same quarter last year, contributing to an 18% increase in overall branded cat litter sales. Private label cat litter sales also increased significantly in the second quarter driven primarily by the previously reported acquisition of certain assets of MFM Industries, Inc. (“MFM”) on November 1, 2013. New private label cat litter sales to MFM-related customers accounted for more than $3,000,000 in sales for the quarter.

“Our team united to effectively meet the challenge of servicing the business and customers we acquired in the MFM acquisition which occurred at the beginning of the quarter.”

Reagan B. Culbertson

Investor Relations, Oil-Dri Corporation of America

reagan.culbertson@oildri.com

(312) 706 3256

1

Segment Review

Business to Business Products	Second Quarter November 1 – January 31		Change
	Fiscal 2014	Fiscal 2013
Net Sales	$25,264,000	$21,715,000	16%
Segment Income	$7,993,000	$7,101,000	13%

The increase in net sales of Business to Business products in the second quarter can be attributed to a favorable product mix, higher selling prices and a 3% volume increase. Segment income was positively impacted by improved sales, but limited by increases in materials and freight costs. Net sales of Pure-Flo and Select fluids purification products were up in both domestic and foreign markets, as were sales of Calibrin bacterial and fungal toxin binders, which are sold in foreign markets. Sales of Agsorb used as agricultural chemical carriers increased while co-packaged coarse cat litter sales were down slightly.

Business to Business Products	Six Months August 1 – January 31		Change
	Fiscal 2014	Fiscal 2013
Net Sales	$49,179,000	$43,497,000	13%
Segment Income	$15,644,000	$14,624,000	7%

The increase in net sales for the segment in the six-month period can also be attributed to a favorable product mix, higher selling prices and a 3% volume increase. Segment income increased from one year ago due to improved sales, but was again adversely impacted by materials, freight and packaging costs. Net sales of fluids purification and animal health products led the growth, including increased sales of Calibrin broad-spectrum toxin binders. Agsorb carriers sold to corn rootworm pesticide producers were also up and co-packaged coarse cat litter sales were down slightly compared to the first six months of fiscal 2013.

Reagan B. Culbertson

Investor Relations, Oil-Dri Corporation of America

reagan.culbertson@oildri.com

(312) 706 3256

2

Retail and Wholesale Products	Second Quarter November 1 – January 31		Change
	Fiscal 2014	Fiscal 2013
Net Sales	$44,041,000	$39,407,000	12%
Segment Income	$2,982,000	$1,936,000	54%

The increase in net sales of Retail and Wholesale products in the second quarter can be attributed to a 15% increase in volume but was partially offset by increased trade spending. Private label cat litter sales increased approximately 24% due to additional sales from the acquisition of MFM. Net sales of industrial absorbents and for our foreign subsidiaries were down. Segment income increased due to higher sales and lower advertising and promotional expenses, and was decreased by packaging and materials costs. Income was also reduced by higher manufacturing costs and lower margins on private label products.

Retail and Wholesale Products	Six Months August 1 – January 31		Change
	Fiscal 2014	Fiscal 2013
Net Sales	$83,672,000	$79,042,000	6%
Segment Income	$4,257,000	$6,460,000	-34%

The increase in net sales for the segment in the first six months can be attributed to a 6% increase in volume from one year ago but was partially offset by an increase in trade spending. Private label cat litter sales increased approximately 5% due to additional sales from the MFM acquisition. Sales declined for industrial absorbents and for our foreign subsidiaries. Segment income was reduced by an approximate 5% increase in costs for packaging, freight and materials and by higher selling, general and administrative expenses, including sales commissions. Income was also reduced by higher manufacturing costs and lower margins on private label products.

Reagan B. Culbertson

Investor Relations, Oil-Dri Corporation of America

reagan.culbertson@oildri.com

(312) 706 3256

3

Financial Review

The MFM acquisition, along with the payment of the annual incentive bonus, repayments of notes payable and quarterly dividends were the primary reasons for the reduction of cash, cash equivalents, restricted cash and short-term investments to $19,682,000 at January 31, 2014.

Capital expenditures for the six-month period totaled $6,782,000, which was $1,922,000 more than depreciation and amortization of $4,860,000. Capital expenditures were made for equipment replacement at our manufacturing facilities and capacity expansion projects. Capital expenditures were $5,009,000 for the first six-months of fiscal 2013.

Cash provided by operating activities was $2,400,000 in the first six months of fiscal 2014, which was lower than the $10,811,000 in the first six months of fiscal 2013. The primary reason for the change between years was an increase in inventory and accounts receivable associated with higher sales and a decrease in accrued expenses.

On December 11, 2013, Oil-Dri’s Board of Directors declared a quarterly cash dividend of $0.19 per share of outstanding Common Stock and $0.1425 per share of outstanding Class B Stock. The dividends were paid on March 7, 2014 to stockholders of record at the close of business on Friday, February 21, 2014. The Company has paid cash dividends continuously since 1974 and has increased dividends annually for each of the past ten years.

At the end of the second quarter, the annualized dividend yield on the Company’s Common Stock was 2.2%, based on the quarter’s closing stock price of $34.35 per share and an annual cash dividend of $0.76.

Looking Forward

Jaffee continued, “We believe net income for the second half of fiscal 2014 will be negatively impacted by cost pressures. This expectation is based on the assumptions that higher natural gas and other manufacturing costs will persist throughout fiscal 2014 and our effective tax rate for the year will be closer to historic norms rather than the approximate 17% reported for the full year of fiscal 2013. We also have a robust marketing program for Cat’s Pride Fresh & Light planned for the back half of the year and accordingly annual advertising and promotional spending is expected to be higher than in fiscal 2013.

In spite of the expected effect of these items on earnings in fiscal 2014, we are very optimistic going forward as the second half of the year will be a busy and exciting period. We anticipate the completion of the capacity expansion project for our fluids purification products, the grand opening of Amlan Trading (Shenzhen) Company, Ltd. and the introduction of Varium, our new animal gut health product.”

###

Reagan B. Culbertson

Investor Relations, Oil-Dri Corporation of America

reagan.culbertson@oildri.com

(312) 706 3256

4

Oil-Dri Corporation of America is a leading supplier of specialty sorbent products for agricultural, horticultural, fluids purification, specialty markets, industrial and automotive, and is the world’s largest manufacturer of cat litter.

The Company will offer a live webcast of the second quarter earnings teleconference on Wednesday, March 12, 2014 from 10:00 am to 10:30 am, Central Time. To listen via the web, visit www.streetevents.com or www.oildri.com. An archived recording of the call and written transcripts of all teleconferences are posted on the Oil-Dri website.

Agsorb, Amlan, Calibrin, Cat’s Pride, Fresh & Light, Pure-Flo and Select are registered trademarks of Oil-Dri Corporation of America. Varium is a trademark of Oil-Dri Corporation of America.

Oil-Dri Corporation of America is a leading supplier of specialty sorbent products for agricultural, horticultural, fluids purification, specialty markets, industrial and automotive, and is the world’s largest manufacturer of cat litter.

Certain statements in this press release, including the reasons for comparisons between fiscal 2014 and 2013 earnings, may contain forward-looking statements that are based on our current expectations, estimates, forecasts and projections about our future performance, our business, our beliefs, and our management’s assumptions. In addition, we, or others on our behalf, may make forward-looking statements in other press releases or written statements, or in our communications and discussions with investors and analysts in the normal course of business through meetings, webcasts, phone calls, and conference calls. Words such as “expect,” “outlook,” “forecast,” “would”, “could,” “should,” “project,” “intend,” “plan,” “continue,” “believe,” “seek,” “estimate,” “anticipate, “may,” “assume,” variations of such words and similar expressions are intended to identify such forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

Such statements are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially including, but not limited to, the dependence of our future growth and financial performance on successful new product introductions, intense competition in our markets, volatility of our quarterly results, risks associated with acquisitions, our dependence on a limited number of customers for a large portion of our net sales and other risks, uncertainties and assumptions that are described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and other reports we file with the Securities and Exchange Commission. Should one or more of these or other risks or uncertainties materialize, or should underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, intended, expected, believed, estimated, projected or planned. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except to the extent required by law, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this press release, whether as a result of new information, future events, changes in assumptions, or otherwise.

Reagan B. Culbertson

Investor Relations, Oil-Dri Corporation of America

reagan.culbertson@oildri.com

(312) 706 3256

5

Consolidated Statements of Income

(in thousands, except for per share amounts)

(unaudited)

	Second Quarter Ended January 31,
	2014	% of Sales	2013	% of Sales
Net Sales	$69,305	100.0%	$61,122	100.0%
Cost of Sales	(52,412)	75.6%	(44,853)	73.4%
Gross Profit	16,893	24.4%	16,269	26.6%
Operating Expenses	(11,159)	16.1%	(12,834)	21.0%
Capacity Rationalization Charges	—	0.0%	(50)	0.1%

Operating Income	5,734	8.3%	3,385	5.5%
Interest Expense	(385)	0.6%	(446)	0.7%
Other Income	181	-0.3%	92	-0.2%

Income Before Income Taxes	5,530	8.0%	3,031	5.0%
Income Taxes	(1,249)	1.8%	(885)	1.4%
Net Income	$4,281	6.2%	$2,146	3.5%

Net Income Per Share:
Basic Common	$0.65		$0.33
Basic Class B Common	$0.49		$0.25
Diluted	$0.60		$0.31

Average Shares Outstanding:
Basic Common	4,979		4,896
Basic Class B Common	2,005		1,976
Diluted	7,007		6,922

	Six Months Ended January 31,
	2014	% of Sales	2013	% of Sales
Net Sales	$132,851	100.0%	$122,539	100.0%
Cost of Sales	(99,458)	74.9%	(89,039)	72.7%
Gross Profit	33,393	25.1%	33,500	27.3%
Operating Expenses	(23,317)	17.6%	(23,654)	19.3%
Capacity Rationalization Charges	—	0.0%	(62)	0.1%

Operating Income	10,076	7.6%	9,784	8.0%
Interest Expense	(809)	0.6%	(927)	0.8%
Other Income	156	-0.1%	231	-0.2%

Income Before Income Taxes	9,423	7.1%	9,088	7.4%
Income Taxes	(2,255)	1.7%	(2,490)	2.0%
Net Income	$7,168	5.4%	$6,598	5.4%

Net Income Per Share:
Basic Common	$1.09		$1.02
Basic Class B Common	$0.82		$0.77
Diluted	$1.01		$0.94

Average Shares Outstanding:
Basic Common	4,967		4,887
Basic Class B Common	1,999		1,960
Diluted	6,991		6,904

Investor Relations Contact

Reagan Culbertson

reagan.culbertson@oildri.com

(312) 706 3256

6

Consolidated Balance Sheets

(in thousands, except for per share amounts)

(unaudited)

		As of January 31,
		2014	2013
	Current Assets
	Cash and Cash Equivalents	$12,082	$25,430
	Restricted Cash	500	—
	Short-term Investments	7,100	10,388
	Accounts Receivable, net	37,022	31,004
	Inventories	22,734	22,186
	Prepaid Expenses	9,915	8,169
	Total Current Assets	89,353	97,177
	Property, Plant and Equipment, Net	68,959	65,117
	Other Assets	25,548	14,124
	Total Assets	$183,860	$176,418

	Current Liabilities
	Current Maturities of Notes Payable	$3,500	$5,000
	Accounts Payable	7,699	6,172
	Dividends Payable	1,242	—
	Accrued Expenses	16,686	18,223
	Total Current Liabilities	29,127	29,395
	Noncurrent Liabilities
	Notes Payable	18,900	22,400
	Other Noncurrent Liabilities	27,775	34,782
	Total Noncurrent Liabilities	46,675	57,182
	Stockholders' Equity	108,058	89,841
	Total Liabilities and Stockholders' Equity	$183,860	$176,418

	Book Value Per Share Outstanding	$15.51	$13.12

	Acquisitions of
Property, Plant and Equipment	Second Quarter	$3,400	$2,852
	Year to Date	$6,782	$5,009
Depreciation and Amortization Charges	Second Quarter	$2,629	$2,220
	Year to Date	$4,860	$4,475

Investor Relations Contact

Reagan Culbertson

reagan.culbertson@oildri.com

(312) 706 3256

7

Consolidated Statements of Cash Flows

(in thousands)

(unaudited)

	For the Six Months Ended
	January 31,
Cash Flows From Operating Activities	2014	2013

Net Income	$7,168	$6,598

Adjustments to reconcile net income to net cash provided by operating activities, net of acquisition:
Depreciation and Amortization	4,860	4,475
Capacity Rationalization Plan Charges	—	62
Increase in Accounts Receivable	(5,919)	(812)
Increase in Inventories	(1,347)	(2,513)
Increase (Decrease) in Accounts Payable	381	(168)
(Decrease) Increase in Accrued Expenses	(3,558)	690
Increase in Pension and Postretirement Benefits	528	882
Other	287	1,597
Total Adjustments	(4,768)	4,213
Net Cash Provided by Operating Activities	2,400	10,811

Cash Flows From Investing Activities
Capital Expenditures	(6,782)	(5,009)
Acquisition of Business	(12,505)	—
Restricted Cash	(500)	—
Net Dispositions (Purchases) of Investment Securities	11,361	(1,222)
Other	16	34
Net Cash Used in Investing Activities	(8,410)	(6,197)

Cash Flows From Financing Activities
Principal Payments on Long-Term Debt	(3,500)	(2,300)
Dividends Paid	(2,478)	(4,630)
Purchase of Treasury Stock	(13)	(175)
Other	72	852
Net Cash Used in Financing Activities	(5,919)	(6,253)

Effect of exchange rate changes on cash and cash equivalents	(24)	(24)

Net Decrease in Cash and Cash Equivalents	(11,953)	(1,663)
Cash and Cash Equivalents, Beginning of Period	24,035	27,093
Cash and Cash Equivalents, End of Period	$12,082	$25,430

Investor Relations Contact

Reagan Culbertson

reagan.culbertson@oildri.com

(312) 706 3256

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